Exhibit 23.2

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147 FAX (303) 623-4258

Engineer’s Consent

As independent petroleum engineers, we hereby consent to the reference of our appraisal reports for QEP Resources, Inc. as of years ended December 31, 2014, 2013 and 2012 in the Registration Statement (Form S-3) and related Prospectus of QEP Resources, Inc. incorporated herein by reference. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ryder Scott Company L.P.
RYDER SCOTT COMPANY L.P.

Denver, Colorado

March 12, 2015